 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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☐	Soliciting Material Pursuant to § 240.14a-12

SMF ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SMF ENERGY CORPORATION
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida  33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 10, 2010

To the Stockholders of SMF Energy Corporation:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of SMF Energy Corporation (the “Company”) will be held at the Sheraton Suites Cypress Creek, located at 555 NW 62nd Street, Fort Lauderdale, Florida, on December 10, 2010, beginning at 9:30 a.m. local time.  At the meeting, stockholders will act on the following matters:

•	To elect seven (7) directors to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected;

•	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

•	Any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on October 15, 2010 are entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment thereof.

Your vote is important.  Whether you plan to attend the meeting or not, we urge you to vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided, or to vote by telephone or Internet.  Telephone and Internet voting information is provided on the proxy card.  If you hold your shares through your brokerage account or in “street name,” telephone or Internet voting may be available to you.  Check your proxy card for information.  If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.  You may also revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

LOUISE P. LUNGARO
Secretary

October 22, 2010
Fort Lauderdale, Florida

SMF ENERGY CORPORATION
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida  33309

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders to be held on December 10, 2010 at 9:30 a.m. local time, at the Sheraton Suites Cypress Creek, located at 555 NW 62nd Street, Fort Lauderdale, Florida, or at such other time and place to which the annual meeting may be adjourned or postponed.  You may obtain directions to the meeting by contacting us at (954)308-4175.  The enclosed proxy is solicited on behalf of the Board of Directors of the Company.  The proxy materials relating to the annual meeting are being mailed on or about October 30, 2010 to stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on December 10, 2010.

The Company’s Notice and Proxy Statement are available at http://www.mobilefueling.com/proxystatements.htm

The Company’s Annual Report to Stockholders for the year ended June 30, 2010 is available at http://www.mobilefueling.com/annualreports.htm

ABOUT THE MEETING

Why are we calling this annual meeting?

We are calling the annual meeting to seek the approval of our stockholders to:

•	Elect seven (7) directors to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected;

•	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

•	Approve any other matters that may properly come before the meeting.

What are the Board of Directors’ recommendations?

Our Board of Directors believes that (i) the election of the nominated directors and (ii) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year are in the best interests of the Company and its stockholders and recommends that you vote FOR the director nominees and the ratification of Grant Thornton LLP.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, October 15, 2010, are entitled to receive notice of the annual meeting and to vote the shares that they hold on that date at the meeting, or any postponement or adjournment of the meeting.

Holders of our common stock (the “Common Stock”) are entitled to one vote per share on each matter to be voted upon.  Holders of our Series D Convertible Preferred Stock (the “Preferred Stock”), are also entitled to one vote per share on each matter to be voted upon at the meeting.  The holders of Preferred Stock vote together with the holders of Common Stock as a single class except when otherwise required by law.  For all of the actions described in this proxy statement, the holders of Preferred Stock will vote with the Common Stock as a single class.  The shares of Common Stock and Preferred Stock entitled to vote at the meeting are referred to as the “Voting Shares.”

As of the record date, we had 8,565,667 issued and outstanding shares of Common Stock and 599 outstanding shares of Series D Preferred Stock, for a total of 8,566,266 Voting Shares.  If and to the extent holders of our Preferred Stock convert their shares of Preferred Stock to Common Stock before the record date for the annual meeting, the number of shares held by such stockholders would increase, since each share of Preferred Stock is convertible into 1,000 shares of Common Stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting.  Please note that if you hold your Voting Shares in “street name” (that is, through a broker or other nominee), to be admitted to the meeting, you will need to bring a copy of your proxy card as it was delivered to you by your brokerage firm.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of not less than one-third of the Voting Shares entitled to vote on the record date will constitute a quorum for our annual meeting.  Signed proxies received but not voted and abstentions and broker non-votes will be included in the calculation of the number of Voting Shares considered to be present at the annual meeting.

How do I vote?

If you are a holder of record (that is, if your shares of Common Stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

Telephone Voting:  You may vote by calling the toll-free number indicated on the proxy card and by following the instructions.  Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote by logging on to the website indicated on the proxy card and by following the instructions.  Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card by Mail:  If you received your proxy card by mail, you may vote by marking, signing, dating and returning the proxy card in the enclosed postage-paid envelope.  The proxy holders will vote your shares according to your directions.  If you return your signed proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the matters submitted for a vote at the meeting.

Vote at the Meeting:  You may cast your vote in person at the annual meeting.  Written ballots will be passed out to stockholders or legal proxies who want to vote in person at the meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EST) on December 9, 2010.  Internet voting and telephonic voting are both convenient methods of voting that save postage and mailing costs.  Internet votes and telephonic votes are also recorded immediately, avoiding the risk that postal delays could cause paper proxies to arrive late and therefore not be counted.

If you are a holder of Preferred Stock, you may vote by marking, signing, dating and returning the Preferred Stock proxy card which will be sent to you in a separate mailing.  The proxy holders will vote your shares according to your directions.  If you return your signed proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the matters submitted for a vote at the meeting.  You may also cast your vote in person at the annual meeting.

What if I hold my shares in street name?

You should follow the voting instructions provided by your brokerage firm.  You may complete and mail a voting instruction card to your brokerage firm or, in most cases, submit voting instructions by telephone or the Internet to your brokerage firm.  If you provide specific voting instructions by mail, telephone or Internet, your brokerage firm will vote your shares of Common Stock as you have directed.  Please note that if you hold your shares in “street name,” you cannot vote the proxy card that was delivered to you by your brokerage firm at the meeting, since your brokerage firm has the record ownership of your shares.  If you want to vote your “street name” shares at the meeting, your brokerage firm can give you a legal proxy that will give you the right to cast your vote in person at the meeting.

What if I vote by proxy and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing a notice of revocation with the Secretary of the Company;

•	sending in another valid proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

Your latest vote will be the only vote that is counted.

What vote is required to approve the items of business?

For purposes of electing directors, the nominees receiving the greatest number of votes of the Voting Shares present in person or by proxy at the meeting and entitled to vote thereon, shall be elected as directors.  Ratification of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the Voting Shares present in person or by proxy at the meeting and entitled to vote thereon.  Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of the Voting Shares present in person or by proxy at the meeting and entitled to vote thereon (unless such other matter requires a greater vote under our Articles of Incorporation or Delaware law).

Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, other than for the election of directors.  Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not deemed to be present or represented by proxy for purposes of determining whether stockholder approval of a proposal has been obtained and therefore will not be counted for purposes of determining whether a proposal has been approved.  The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and we will pay all expenses associated therewith.  In addition to this solicitation, which is being sent by mail, we have hired Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003, to assist us with our proxy solicitation efforts.  We are paying Alliance Advisers a base fee of $5,500 and an additional success fee of $5.00 for every successful stockholder contact, and $4.50 per telephone vote received as a result of the contact. Alliance will also receive reimbursement for certain reasonable expenses.  In addition, officers, directors and other employees of the Company may, without receiving any additional compensation beyond their regular salary or other similar compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.  We will, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL NO. 1

ELECTION OF SEVEN (7) INDIVIDUALS TO THE BOARD OF DIRECTORS

Nominees

The Board of Directors has fixed at seven the number of directors that will constitute the Board of Directors for the ensuing year.  Each director elected at the annual meeting will serve for a term expiring at the 2011 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. Wendell R. Beard, Richard E. Gathright, Steven R. Goldberg, Nat Moore, Larry S. Mulkey, C. Rodney O’Connor and Robert S. Picow, each of whom is an incumbent director, have been nominated to be elected at the annual meeting by the stockholders. Proxies submitted to the Company by stockholders will be voted for such persons absent contrary instructions.

Our Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable or unwilling to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

Each of the nominees for election as a director is a current member of our Board of Directors.  Mr. O’Connor has served as a director since 1999, Messrs. Beard, Gathright and Picow have served as directors since 2001, Mr. Moore has served as a director since 2006, Mr. Mulkey has served as a director since 2002, and Mr. Goldberg has served as a director since 2005.

The seven (7) nominees receiving the greatest number of votes of the Voting Shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE SEVEN INDIVIDUALS TO THE
BOARD OF DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Grant Thornton LLP has been selected by the Audit Committee to serve as the Company’s independent public accountants for the year ending June 30, 2011 and to audit the Company’s financial statements for that year.  At the direction of the Board of Directors, this appointment is being presented to the stockholders for ratification or rejection at the annual meeting.  If the stockholders do not ratify the appointment of Grant Thornton LLP, or if a substantial number of shares are voted against such ratification, the Audit Committee may reconsider its selection of Grant Thornton LLP to serve as our independent registered public accounting firm and may make another proposal to the stockholders with respect to the appointment of independent accountants for the year ending June 30, 2011.

We expect that a representative of Grant Thornton LLP will be present at the meeting and will be given an opportunity to make a statement if they so desire.  We also expect that the representative will be available to respond to appropriate questions from stockholders.

Fees paid to Grant Thornton LLP

Grant Thornton LLP served as our Independent Registered Public Accounting Firm for the fiscal years 2010 and 2009 and provided services in the following categories and for the amounts indicated:

	2010	2009
Audit Fees(1)	$285,882	$288,308
Audited Related Fees(2)	$-	$14,840
Tax Fees	$-	$-
All Other Fees	$-	$-

(1) Represents the aggregate fees billed for professional services rendered for the audit and/or review of the Company’s financial statements and in connection with the Company’s regulatory filings or engagements.  Also includes services related to consents for registration statements filings.

(2) Represents the aggregate fees billed for audit-related services for research and consultation on various issues including the conversion of promissory notes, private placements and other related services.  Also includes certain services related to the Company’s acquisitions.

There were no non-audit related services rendered to the Company by Grant Thornton in fiscal 2010 and 2009.  While the Audit Committee has not established formal policies and procedures concerning pre-approval of audit or non-audit services, the Company’s executive officers and the Audit Committee have agreed that all audit and non-audit services by the Company’s independent accountants will be approved in advance by the Audit Committee.  The establishment of any such formal policies or procedures in the future is subject to the approval of the Audit Committee.  All audit related services provided by Grant Thornton LLP were pre-approved by the Audit Committee.

The affirmative vote of a majority of the Voting Shares present in person or represented by proxy at the meeting and entitled to vote on such matter is required to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MANAGEMENT

Directors

The following table sets forth the names, ages and titles of each member of the Board of Directors of the Company:

Name	Age	Position and Office
Richard E. Gathright	56	Chairman of the Board; Chief Executive Officer and President; Director
Wendell R. Beard	83	Director
Steven R. Goldberg	59	Director
Nat Moore	58	Director
Larry S. Mulkey	67	Director
C. Rodney O’Connor	75	Director
Robert S. Picow	55	Director

Set forth below are the names of all directors of the Company, all positions and offices with the Company held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during the last five years:

Mr. Gathright has been Chief Executive Officer and President of the Company since November 2000, a Director since March 2001 and Chairman of the Board since November 2002.  He is responsible for the management of all business affairs of the Company, reporting directly to the Board of Directors.  He was an advisor on operational and financial matters to the senior management of several domestic and international energy companies from January 2000 through October 2000.  From September 1996 to December 1999, he was President and Chief Operating Officer of TransMontaigne Inc., a Denver-based publicly owned company providing logistical services to major energy companies and large industrial customers; a Director from April 1995 to December 1999; Executive Vice President from April 1995 to September 1996; and from December 1993 to April 1995 was President and Chief Operating Officer of a predecessor of TransMontaigne.  From 1988 to 1993, he was President and Director of North American Operations for Aberdeen Petroleum PLC, a London-based public company engaged in international oil and gas operations, also serving on its Board of Directors.  Prior to joining Aberdeen, he held a number of positions in the energy industry in the areas of procurement, operations and management of oil and gas assets.  Mr. Gathright currently serves on the Board of Directors of the Nat Moore Foundation, a nonprofit organization for the benefit of disadvantaged youth.

The Company believes that Mr. Gathright, due to his longstanding service and commitment to the Company and his years of experience in the energy industry generally and in the mobile fueling industry, is highly qualified to be a member of the Board and to serve as its Chairman.

Mr. Beard has served as a Director of the Company since July 2001.  He retired from Ryder System, Inc. in June 1994 after 17 years of service, the last three years of which he served as Executive Vice President, responsible for corporate public relations, advertising, government relations, special events and the Ryder Foundation.  From August 1989 to June 1991, he served as Senior Vice President and from August 1987 to August 1989 as Vice President.  From 1977 to 1984, he was Vice President of Corporate Development for Truck Stops Corporation of America, a Ryder subsidiary.  He has served on the Executive Committee of the American Trucking Association, and for the past 16 years has been an advisor to the Truck Rental and Leasing Association.  He is a Director of the Doral County Club in Miami; a Director of Baptist Health South Florida, a healthcare and hospital corporation; and a member of the Orange Bowl Committee.  Mr. Beard is a noted speaker to the trucking industry, business and civic groups.  He is the father of Robert W. Beard, the Company’s Senior Vice President, Marketing & Sales and Investor Relations Officer.

The Company believes that Mr. Beard, due to his longstanding service commitment to the Company, his years of experience in the transportation industry generally and his knowledge of the Company’s industry and its business, including its suppliers, customers and competitors, is qualified to be a member of the Board

Mr. Goldberg has served as a Director of the Company since July 2005.  Since 2007 he has been President of Goldhammer Advisory LLC, specializing in M&A and corporate finance matters, located in Coral Gables, Florida.  From 2006 to 2007, he was CEO of Coral Gables based Sunbelt Diversified Enterprises LLC, a privately owned holding company that acquires and oversees the operations of various small cap companies in diverse industries.  Prior to joining Sunbelt, he was Senior Vice President of Arrow Air II LLC, from 2004 to 2006, after having previously served as Chief Financial Officer of its affiliate Arrow Air, Inc., a Miami-based cargo airline with related logistics and leasing entities. Prior to joining Arrow Air, from 2002 to 2004, he was a partner at Maplewood Partners LP, a private equity firm based in Coral Gables, Florida.  Mr. Goldberg served with Ryder System, Inc. and its subsidiaries for 12 years, from 2000 to 2001 and from 1987 to 1998, in positions including Senior Vice President of Corporate Finance, Vice President of Corporate Development, Vice President and Treasurer of Ryder System, Inc and Chief Financial Officer of Ryder Transportation Services.  From 1998 to 2000 he was Senior Vice President, Corporate Development of Republic Services, Inc., an environmental services company.  Prior to joining the Ryder group, Mr. Goldberg held positions in the finance departments of Squibb Corporation and J.E. Seagram & Sons, Inc., having started his career at Manufacturers Hanover Trust in New York.  He is a lecturer in finance at the undergraduate School of Business, University of Miami, as well as having been a guest lecturer at the Graduate School of Business in the area of mergers and acquisitions.  Mr. Goldberg currently serves as Chairman of the Company’s Audit Committee.

The Company believes that Mr. Goldberg, due to his longstanding commitment to the Company, his knowledge of the Company’s business, and his expertise in financial, business and related matters, is qualified to be a member of the Board.

Mr. Moore has served as a Director of the Company since May 2006.  Since 1987, he has served as President of Nat Moore & Associates Inc., an event management company located in Miami, and is the founder of The Nat Moore Foundation, a charitable organization that provides needed assistance to inner city organizations supporting sports teams and scholarships.  A former professional football player with the Miami Dolphins, Mr. Moore is also the Vice President of Alumni Relations & Special Projects and Senior Advisor to the CEO of the Miami Dolphins Limited and serves as Director of Pro Bowl Youth Clinics for the National Football League’s Special Events, and did the same for the Super Bowl Youth Clinics for 18 years.  He also appears as a Color Analyst for Miami Dolphins preseason television broadcasts on WFOR CBS-4, for the University of Florida, Breakfast with the Gators and on other various football game broadcasts.  He also has been a Color Analyst for Miami Hurricanes football broadcasts.  Mr. Moore is a 13-year veteran of the Miami Dolphins football team and was the ninth inductee into the Miami Dolphins Ring of Honor.  Mr. Moore currently serves on the Board of Directors of several other organizations, including Sun Trust Bank N.A., the Nat Moore Foundation, the Orange Bowl Committee, and the South Florida Golf Foundation.  He currently serves as a member of the Audit Committee, a member of the Nominating Committee, a member of the Corporate Governance Committee and Chairman of the Compensation Committee.

The Company believes that Mr. Moore, due to his longstanding commitment to the Company, his financial experience and business acumen, and his broad experience as a Board member of numerous organizations, is qualified to be a member of the Board.

Mr. Mulkey has served as a Director of the Company since November 2002.  Since 1997 he has served as the CEO and President of Mulkey & Associates, Inc., which provides consulting services specializing in transportation and logistics, business strategy, and real estate.  He retired from Ryder System, Inc. in 1997 after 31 years of service, the last five years as President of Worldwide Logistics and as a member of the executive committee.  Mr. Mulkey has served as a board and/or committee chairman in numerous organizations, including the American Trucking Association, and was the 1997 recipient of the Distinguished Service Award of the Council of Logistics Management which is the highest honor in the logistics industry.  He currently serves as a Director of Cardinal Logistics Management, Inc., a private logistics and transportation company.  Mr. Mulkey currently serves as a member of the Audit Committee, a member of the Compensation Committee, a member of the Nominating Committee and Chairman of the Corporate Governance Committee.

The Company believes that Mr. Mulkey, due to his longstanding commitment to the Company, his considerable experience in the transportation industry and his knowledge and understanding of business and finance generally and the Company’s business in particular, is qualified to be a member of the Board.

Mr. O’Connor has served as a Director of the Company since July 1999.  Mr. O’Connor previously assisted in the reorganization and refinancing of the Company, and is one of its largest stockholders today.  He is the Chairman of Cameron Associates, Inc., a financial communications firm he founded in 1976.  Prior to 1976, he served in numerous positions over a 20-year period in the investment industry with Kidder Peabody and Bear Stearns.  Mr. O’Connor serves as a Director of Fundamental Management Corporation, a private fund management company whose partnerships hold an investment in the Company.  He also was a founder and Director of Atrix Laboratories, Inc., a publicly traded specialty pharmaceutical company focused on advanced drug delivery which was sold in 2004.

The Company believes that Mr. O’Connor, due to his longstanding commitment to the Company and his expertise in corporate finance, investor relations and investments generally, is qualified to be a member of the Board.

Mr. Picow has served as a Director of the Company since March 2001.  He is currently Chairman of Quamtel, a provider of mobile broad band and international long distance services.  He is also the Vice Chairman of Eezinet Corporation, which is a private telecommunications company holding PCS licenses for cellular spectrum.  He served as Chairman of Cenuco Inc. (which subsequently changed its name to Lander Co. Inc. and is now known as Ascendia Brands, Inc.), a public communications technology company, from April 2004 until its merger with Lander Co. Inc.  Mr. Picow has served as a member of the board of directors of Cenuco (and now Ascendia) since July 2003, and as chief executive officer of the Cenuco Wireless division since 2005.  From June 1996 to August 1997, he served as the Vice Chairman of Brightpoint, Inc., a publicly traded communications company, and was its President from June 1996 until October 1997.  In 1981, Mr. Picow founded Allied Communications, Inc., the pioneer U.S. wireless electronics distributorship, serving 16 years as its Chairman, Chief Executive Officer and President until the 1996 merger of Allied and Brightpoint.  Since May 2001, he has served as a Director of Fundamental Management Corporation, a private fund management company whose partnerships hold an investment in the Company.  He also is a Director of Infosonics Corporation, a multinational telecommunications company, and American Telecom Services, Inc., a provider of Internet phone and prepaid long distance communications services.  Mr. Picow currently serves as a member of the Compensation Committee, a member of the Corporate Governance Committee and Chairman of the Nominating Committee.

The Company believes that Mr. Picow, due to his longstanding commitment to the Company, his financial expertise, his business experience and acumen, and his considerable experience as a director for multiple organizations, is qualified to be a member of the Board.

Executive Officers

The following table sets forth the name and age of each of our executive officers, indicating all positions and offices presently held with the Company:

Name	Age	Position and Officers

Richard E. Gathright	56	Chairman of the Board, Chief Executive Officer and President
Michael S. Shore	42	Chief Financial Officer, Senior Vice President and Treasurer
Robert W. Beard	56	Senior Vice President, Operations
Timothy E. Shaw	46	Senior Vice President, Information Services & Administration and Chief Information Officer
Gary G. Williams	54	Senior Vice President, Supply
L. Patricia Messenbaugh	46	Vice President, Finance & Accounting and Chief Accounting Officer

Mr. Gathright has been Chief Executive Officer and President of the Company since November 2000, a Director since March 2001 and Chairman of the Board since November 2002.  He is responsible for the management of all business affairs of the Company, reporting directly to the Board of Directors.  For a detailed description of Mr. Gathright’s business experience, see “Management – Directors.”

Mr. Shore has been Chief Financial Officer, Senior Vice President and Treasurer of the Company since February 2002.  He also was the Corporate Secretary from February 2002 to September 2005.  Prior to joining the Company, he was CEO and President of Shore Strategic and Financial Consulting, providing financial and management services to corporate clients in the United States and Latin America.  From 1998 to 2000, he served as Director of Finance/Controller for the North American Zone Operations of Paris-based Club Mediterranee.  From 1996 to 1998, he was Vice President of Finance/Controller for Interfoods of America, Inc., the largest Popeye’s Fried Chicken & Biscuits franchisee.  From 1994 to 1996, he was the Manager of Accounting and Financial Reporting for Arby’s, Inc.  Mr. Shore began his professional career in 1990 with Arthur Andersen, LLP where he became a Senior Auditor.  Mr. Shore has a diverse background in leading growth oriented public companies in mergers/acquisitions, capital formations, finance, treasury and accounting.

Mr. Beard (Robert W.) has been Senior Vice President, Operations, since September 3, 2010, responsible for all of the Company’s fleet and facility operations as well as its marketing and sales operations.  He had previously served as Senior Vice President, Marketing & Sales, of the Company and as its Investor Relations Officer since December 2006, when he responsible for marketing and sales operations and investor relations.  From July 2005 to December 2006, he was Vice President, Corporate Development and Investor Relations Officer of the Company responsible for product line strategy and development, and for vendor and public relations.  He was employed by Cendian Corporation, a chemical logistics subsidiary of Eastman Chemical Company, as Group Director of Client Development and Sales Support from 2004 to July 2005 and as Director of Business Marketing from 2001 to 2004.  He was Senior Manager, Field Marketing for Ryder System, Inc. from 1994 to 2001.  From 1986 to 1994, he was the Vice President of Marketing for Comdata Corporation.  From 1985 to 1986, he was Manager of Vendor Relations for First Data Resources, a Division of American Express Travel Related Services Company.  Mr. Beard also was employed by Ryder Systems from 1977 to 1985, serving in a number of positions including Manager, Vendor Relations, and as a General Manager and a Controller in its Truckstops of America Division.  He is the son of Wendell R. Beard, a member of the Company’s Board of Directors.

Mr. Shaw has been Senior Vice President, Information Services & Administration, of the Company and its Chief Information Officer since December 2006, responsible for all information systems management and corporate administration and from April 2006 to December 2006, he was Vice President, Information Systems Services and Chief Information Officer.  From 1999 to April 2006 he was the Vice President of Information Services with Neff Corporation/Neff Rental LLC headquartered in Miami, one of the country’s largest construction rental companies.  From 1998 to 1999, he served as Director, Retail and Distribution Systems for Fruehauf Trailer Services in St. Louis, MO.  From 1997 to 1998, he was Manager, Service Center Mechanization, for Southwestern Bell in St. Louis.  From 1994 to 1997, he was Manager, Information Systems with Aggregate Equipment in East Peoria, IL.  From 1991 to 1994, he was Systems Engineer with Electronic Data Systems (EDS) in Troy, MI.  From 1981 to 1991, he was a Manufacturing Engineer and Area Supervisor for McDonnell Douglas Corp. in St. Louis.  Mr. Shaw has an extensive background in IT leadership, process engineering, business operations, implementing enterprise resource solutions, storm disaster recovery planning, public company IT systems, Sarbanes-Oxley 404 implementation and compliance and the integration of acquisitions.

Mr. Williams has been Senior Vice President, Supply, of the Company since September 3, 2010, responsible for product procurement and for inventory and price management.  He had previously served as Senior Vice President, Commercial Operations, since February 2001.  Since December 2006  and prior to that time he was also responsible for marketing and sales and product procurement.  From 1995 to February 2001, he was Vice President of Marketing for the supply, distribution and marketing subsidiary of TransMontaigne Inc., managing wholesale marketing functions in the Mid-Continent, Southeast and Mid-Atlantic and serving on that company’s senior risk management committee.  From 1987 to 1995, he was Regional Manager for Kerr-McGee Refining Corporation, responsible for unbranded petroleum product sales in its southeastern United States 11-state marketing region.  Mr. Williams was employed by Kenan Transport Company as its Tampa Assistant Terminal Manager from 1986 to 1987.  He was General Manager of Crum’s Fuel Oil Service from 1980 to 1986.

Ms. Messenbaugh has been the Company’s Chief Accounting Officer and Principal Accounting Officer since October 2007 and its Vice President of Finance & Accounting since April 2007.  Prior to joining the Company, Ms. Messenbaugh served as Director-Assistant Corporate Controller for NationsRent, Inc., a SEC reporting construction distribution company in Fort Lauderdale, from 2005 to 2006.  From 2003 to 2005, Ms. Messenbaugh served as Corporate Controller of Workstream, Inc., a publicly traded software application service company.  From 2001 to 2003, she was the Senior Corporate Accountant for publicly traded Mayors Jewelers Inc.  From 1992 to 2000, Ms. Messenbaugh served with Interim Healthcare, Inc. and Interim Services, Inc., now known as Spherion Inc., a publicly traded company, where she last held the position of Senior Financial Analyst. From 1989 to 1991, she was a Financial Analyst for publicly traded, NationsBank, now known as Bank of America.  She began her career with KPMG.  Ms. Messenbaugh is a Certified Public Accountant and holds a Bachelors degree in Computer Science and a MBA degree, both from Oral Roberts University, Tulsa, Oklahoma.

CORPORATE GOVERNANCE

Independence

After considering all of the relevant facts and circumstances, the Company’s Board of Directors has determined that each of Messrs. Goldberg, Moore, Mulkey and Picow is independent from our management and qualifies as an “independent director” pursuant to Nasdaq Rule 5605(a)(2).  The Board of Directors determined that none of the above referenced directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.  A majority of the Company’s directors are independent as required by Nasdaq Rule 5605(b)(1).

Code of Business Conduct

The Company has adopted a Code of Business Conduct that applies to all of the Company’s employees, including its senior financial officer and Chief Executive Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq listing standards.  Accordingly, the Code of Business Conduct is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Business Conduct, and accountability.  The Company’s Code of Business Conduct is available on the Company’s website at http://www.mobilefueling.com.  To access the Code and our other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2010, the Board of Directors held seven (7) meetings and took action by unanimous written consent four (4) times.  No incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board of Directors, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

The standing committees of the Board of Directors are as follows:  (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Nominating Committee; and (iv) the Corporate Governance Committee.

Audit Committee.  Messrs. Goldberg, Moore and Mulkey currently serve on the Audit Committee, which met six (6) times and took action by unanimous written consent one (1) time during the fiscal year ended June 30, 2010.  Each member of the Audit Committee is independent as defined in Nasdaq Rule 5605(a)(2).  The duties and responsibilities of the Audit Committee include (a) the appointment of the Company’s auditors and any termination of such engagement, including the approval of fees paid for audit and non-audit services, (b) reviewing the plan and scope of audits, (c) reviewing the Company’s significant accounting policies and internal controls and (d) having general responsibility for oversight of related auditing matters.  The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors has determined that Mr. Goldberg qualifies as an “Audit Committee Financial Expert” as that term is defined by Item 407(d) of Regulation SK promulgated pursuant to the Exchange Act.  In addition, each member of the Audit Committee is financially literate, as required pursuant to Nasdaq Rule 5605(c)(2)(A).

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access our corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Compensation Committee.  Messrs. Moore, Mulkey and Picow currently serve on the Compensation Committee, which took action by unanimous written consent four (4) times during the fiscal year ended June 30, 2010.  Each member of the Compensation Committee is independent as defined in Nasdaq Rule 5605(a)(2).  The Compensation Committee administers the 2009 Equity Incentive Plan and has the power and authority to (a) grant equity awards under the Plan and determine the terms thereof, and (b) construe and interpret the Plan.  This Committee is also responsible for the final review and determination of compensation of the Chief Executive Officer and other executive officers.  The compensation of the other executive officers is also set by the Compensation Committee based on recommendations from the Chief Executive Officer and such other input as the Committee believes appropriate and necessary.

The Compensation Committee has the authority to retain and terminate compensation consultants or other experts to assist the Committee in its evaluation of the Chief Executive Officer, his compensation or the compensation of any of the other executive officers.  The Company has never engaged any compensation consultants or similar firms.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access the charter and our other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Nominating and Corporate Governance Committee.  Messrs. Moore, Mulkey and Picow served on the Nominating and Corporate Governance Committee, which did not hold any meetings but took action by unanimous written consent one (1) time during the fiscal year ended June 30, 2010.  Each member of the Nominating and Governance Committee was independent as defined in Nasdaq Rule 5605(a)(2).

On September 23, 2010, in recognition of its increased corporate governance oversight responsibilities after the passage and pending implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Board of Directors determined to establish two separate committees to assume the duties and responsibilities previously handled by the Nominating and Corporate Governance Committee.  The Board created a new standing committee, the Nominating Committee, to be responsible for nominations to the Board, including the qualifications of prospective directors, and appointments to Board committees.  The Board also created a separate Corporate Governance Committee with primary responsibility for all corporate governance matters at the Board level.

Nominating Committee.  Messrs. Moore, Mulkey and Picow currently serve on the Nominating Committee and each are independent as defined in Nasdaq Rule 5605(a)(2).  This Committee is responsible for identifying individuals qualified to become directors of the Company, recommending to the Board of Directors director candidates to fill vacancies of the Board of Directors and to stand for election by the stockholders at the annual meeting of the Company.  The Committee is also responsible for recommending to the Board the directors to serve on the various standing committees of the Board after reviewing their qualifications and eligibility for such service.

The Nominating Committee and the Board of Directors will, as a matter of policy, give consideration to nominees for the Board that are recommended by stockholders.  A stockholder who wishes to recommend a nominee should direct his or her recommendation in writing to the Company’s Corporate Secretary at the Company’s address.  Stockholder recommendations will be evaluated under the same criteria as the recommendations of the Nominating Committee and the Board of Directors.  The Company must receive the required notice (as defined below) by the date set forth in the prior year’s annual proxy statement under the heading “Stockholder Proposals” in order to be considered by the Nominating Committee in connection with the Company’s next annual meeting of stockholders.

Stockholders wishing to nominate, or recommend a candidate for nomination to, the Board of Directors may do so by providing advance written notice to the Corporate Secretary.  The notice must include the following information:

As to each proposed nominee:

•	the name, age, business address and residence address;

•	the principal occupation or employment;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee; and

•
any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

As to the stockholder giving notice:

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder;

•
a description of all arrangements or understandings between such stockholder and each candidate for nomination and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in the stockholder’s notice; and

•
any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

A proposed nominee for director should be a person of integrity and must be committed to devoting the time and attention necessary to fulfill his or her duties to the Company.  The Nominating Committee will evaluate the independence of potential directors, as well as their business experience, understanding of and experience in the industry, personal skills, or specialized skills or experience, relative to those of the then-current directors.  The Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors, the results of interviews of selected candidates by members of the Nominating Committee and the Board of Directors, and the totality of the circumstances.

If all of the information set forth above is provided to the Corporate Secretary by a qualified stockholder in a timely manner, the Corporate Secretary will forward the information to the Nominating Committee, which will consider the information in making its own recommendations to the Board of Directors for Board nominees.  In order for such information to be considered timely for the Company’s 2011 annual meeting, it must be received on or before September 6, 2011.  If the date of the 2011 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the December 10, 2010 annual meeting, any such proposal must be submitted no earlier than the 120th day prior to the 2011 annual meeting and no later than the close of business on the later of the 90th day prior to the 2011 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If the Nominating Committee does not include the candidate proposed by the stockholder in its recommended slate of nominees and the Board does not otherwise determine to nominate the candidate, then a stockholder who has supplied all of the foregoing information to the Corporate Secretary in a timely manner may still appear at the meeting, in person or by proxy, to nominate the stockholder’s candidate to the Board.  The Company is under no obligation, however, to include any information in its proxy statement concerning stockholders’ proposed nominees if they are not nominated by the Board.

The Company did not receive any information from stockholders concerning proposed nominees  or recommended candidates for nomination for this year’s annual meeting.

The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access the Nominating Committee’s charter and our other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Corporate Governance Committee.  Messrs. Moore, Mulkey and Picow currently serve on the Corporate Governance Committee, with Mr. Mulkey serving as Chairman, and each are independent as defined in Nasdaq Rule 5605(a)(2).  This Committee’s principal responsibilities include periodically assessing the performance of the Board of Directors, periodically reviewing and assessing the Company’s Code of Business Conduct and reviewing and recommending to the Board of Directors appropriate corporate governance policies and procedures for the Company.  The Corporate Governance Committee is also charged with review and approval of any related party transactions, a duty that was assigned to the Audit Committee prior to the formation of a separate Corporate Governance Committee.

The Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access this charter or our other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Director Attendance at Annual Meeting

All members of the Board of Directors are encouraged, but not required, to attend the annual meeting of stockholders.  Each director attended the 2009 Annual Meeting of Stockholders held on December 4, 2009.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by addressing their correspondence to the Board of Directors at SMF Energy Corporation, Attention: Corporate Secretary, 200 West Cypress Creek Road, Suite 400, Fort Lauderdale, Florida 33309.  The Board of Directors has approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the appropriate director, committee or group of directors for response.

Board Leadership Structure

The Company believes the interests of the stockholders are best served at the present time by the Company’s existing leadership model, which is based on a combined Chairman/CEO. As a relatively small business already burdened with regulatory complexities and expenses by virtue of being a public company, the Company believes adding another level of management hierarchy would only add inefficiencies to a Company that is constantly trying to streamline operations and reduce costs.

Richard Gathright, the current CEO, possesses an in-depth knowledge of the Company, its integrated operations, the unique conditions of an evolving mobile fueling industry and the array of challenges the Company currently faces.  The Board believes that the CEO’s experiences and other insights put the CEO in the best position to provide broad leadership for the Board as its Chairman in carrying out its fiduciary responsibilities to the stockholders.

In lieu of a separate Chairman or a lead independent director, the Company’s Board of Directors has adopted an alternative governance model that it believes to be more efficient and effective for the Company under present circumstances.  Wendell R. Beard currently acts as a liaison between the Company’s management and the other non-employee directors, including the various Board committees.  For example, when the company’s independent directors meet from time to time to discuss Company business and corporate governance, Mr. Beard has been invited to  attend a portion of those meetings to provide insight into, and facilitate communication with, management. Mr. Beard receives a separate fee from the Company, as would a committee chairman, for these liaison and other services that he renders to the Company as a member of its Board of Directors.  While Mr. Beard is not considered independent under SEC and Nasdaq rules because his son, Robert W. Beard, serves as the Company’s Senior Vice President, Operations, the Company believes that, in substance, he fulfills the role of lead independent director in addition to the other valuable services he provides to the Board.  Under these circumstances, the Company does not believe it is necessary to establish a formal position of lead independent director for the Board to provide independent oversight of management.

The Board is comprised of a majority of independent directors, and all members of the Audit Committee, Nominating Committee, Corporate Governance Committee and Compensation Committee are independent under Nasdaq rules.  Each independent director has access to the CEO and other Company executives on request; may call meetings of the independent directors; and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than ten percent of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock.  Directors, officers and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all ownership reports they file with the SEC.

The following table lists (i) each of the Company’s directors, (ii) each of the Company’s executive officers, and (iii) any persons known by the Company to beneficially own more than 5% of its Common Stock and Preferred Stock.

Name	Title/Designation

Richard E. Gathright	Chairman of the Board, Chief Executive Officer and President
Wendell R. Beard	Director
Steven R. Goldberg	Director
Nat Moore	Director
Larry S. Mulkey	Director
C. Rodney O’Connor	Director
Robert S. Picow	Director
Michael S. Shore	Chief Financial Officer, Senior Vice President and Treasurer
Robert W. Beard	Senior Vice President, Operations
Timothy E. Shaw	Senior Vice President, Information Services & Administration and Chief Information Officer
Gary G. Williams	Senior Vice President, Supply
L. Patricia Messenbaugh	Vice President, Finance & Accounting and Chief Accounting Officer

Based solely on review of the Forms 3 and 4 of the above referenced persons furnished to us and representations made by such persons to us, during the fiscal year ended June 30, 2010, no executive officer, director or ten percent stockholders of the Company (i) filed a late report, (ii) failed to report a transaction on a timely basis or (iii) failed to file a required form pursuant to the filing requirements under Section 16(a) of the Exchange Act.

Certain Relationships and Related Transactions

C. Rodney O’Connor, a Director of the Company, also is Chairman of Cameron Associates, Inc., a financial consulting and investor relations public relations firm, that has provided investor relations services to the Company since 1997.  During the fiscal 2010, the Company paid $78,000 to Cameron Associates, Inc. for such services, compared to $80,253 during fiscal 2009.  Of the $80,253 paid to Cameron Associates, Inc. in 2009, $2,064 was reimbursed to Mr. O’Connor in connection with his activities as a Director of the Company.

On September 10, 2009, the exercise price of all outstanding options previously granted to employees under the Company’s 2000 Stock Option Plan were amended to have an exercise price of $2.48 per share (the “Amendment”), which was $0.77 above the $1.71 closing bid price on the Nasdaq Capital Market on the trading day immediately preceding the Amendment.

The Amendment affected an aggregate of 327,614 shares of Common Stock underlying options previously granted to 31 employees, including executive officers.  In particular, the Amendment affected the following executive officers: Richard E. Gathright, who held options to purchase 133,337 shares; Michael S. Shore, who held options to purchase 27,779 shares; L. Patricia Messenbaugh, who held options to purchase 12,224 shares, Robert W. Beard, who held options to purchase 18,891 shares; Timothy E. Shaw, who held options to purchase 18,892 shares; and Gary G. Williams, who held options to purchase 18,890 shares.

The Company believes that the foregoing transactions were entered into in good faith and on fair and reasonable terms that are no less favorable to the Company than those that would be available for comparable transactions in arm’s length dealings with unrelated third parties.

The Company has a stated policy against any conflict of interest transaction in its Code of Business Conduct, which was most recently revised by the Board of Directors in March 2007.  The Code of Business Conduct specifically prohibits officers, directors and employees from employment by, or investment in, any current or prospective customer, supplier or competitor of the Company.  The Code of Business Conduct also prohibits acceptance of commissions, compensation or excessive gifts or entertainment from persons or firms with which the Company does or may do business, as well as any exploitation of a corporate opportunity for personal profit.  Exceptions to the prohibitions on conflict of interest transactions may be made on a case-by-case basis to avoid undue hardship, such as investments made before employment or other pre-existing relationships.

The Charter of the Corporate Governance Committee includes a requirement for that committee to approve any transaction involving the Company and a related party in which the parties’ relationship could enable the negotiation of terms on other than an independent, arm’s length basis.  For these purposes, a “related party transaction” includes any transaction that is required to be disclosed pursuant to Item 404 of SEC Regulation S-K.  In making any determination concerning whether to approve a related party transaction, the Corporate Governance Committee is guided by the Company’s Code of Business Conduct.  The Corporate Governance Committee Charter specifically provides that the Committee shall review with management actions taken to ensure compliance with the Code of Conduct.  The Charter also requires the Corporate Governance Committee to review any conduct of executive officers or directors that is alleged to be in violation or potential violation of the Code and, in appropriate instances, grant a waiver or exception for specific individuals.  The Corporate Governance Committee has the authority to cause the Company to take remedial, disciplinary or other measures against executive officers and directors who violate the Code of Conduct and to cause the prompt public disclosure of any waiver of or change to the Code as it relates to executive officers or directors.

Copies of the Code of Business Conduct and the Corporate Governance Committee Charter are available on the Company’s website at http://www.mobilefueling.com.  To access these and other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Messrs. Moore, Mulkey and Picow served as members of the Compensation Committee during the last fiscal year.  No member of the Compensation Committee during fiscal 2010 was an officer, former officer or employee of the Company or had any financial relationship with the Company other than the compensation they received for serving as independent directors of the Company.  The Company is not aware of any interlocks or insider trading participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock and Preferred Stock by: (i) persons known to the Company to beneficially own more than 5% of its Common Stock and Preferred Stock, (ii) each of the Company’s directors, (iii) the Company’s principal executive officer and its two other most highly compensated executive officers and (iv) all directors and executive officers of the Company as a group.  Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.  Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities.

	Common Stock Beneficially Owned (2)			Series D Convertible Preferred Stock Beneficially Owned (3)		Common Stock and Series D Convertible Preferred Stock (“Voting Shares”) (4)
Name and Address (1)	Shares		%	Shares	%	Shares		%
Directors and Named Executive Officers

Richard E. Gathright, Chairman of the Board, Chief Executive Officer and President	186,883	(5)	2.15	―	―	51,323		*

Michael S. Shore, Chief Financial Officer, Senior Vice President and Treasurer	41,245	(6)	*	―	―	13,466		*

L. Patricia Messenbaugh, Vice President, Finance and Accounting, Chief Accounting Officer and Principal Accounting Officer	15,494	(7)	*	―	―	3,270		*

Wendell R. Beard, Director	13,492	(8)	*	―	―	1,889		*

Steven R. Goldberg, Director	10,379	(9)	*	―	―	1,000		*

Nat Moore, Director	9,939	(10)	*	―	―	1,000		*

Larry S. Mulkey, Director	11,908	(11)	*	―	―	1,000		*

C. Rodney O’Connor, Director	576,907	(12)	6.49	312	52.09	253,616	(13)	2.96

Robert S. Picow, Director	56,487	(14)	*	―	―	44,884		*

All directors and executive officers as a group (9 individuals)	922,734	(15)	10.12	312	52.09	371,448	(16)	4.34

Beneficial Owners of More Than 5%

Gabriel & Alma Elias JT WROS	165,534	(17)	1.93	125	20.87	40,659	(18)	*

Mark D. Wittman	136,008	(19)	1.57	125	20.87	11,133	(20)	*

Michael Bevilacqua	38,130	(21)	*	37	6.18	1,167	(22)	*

Triage Capital Management L.P. (23)	467,502		5.78	―	―	467,502		5.78

Leonid Frenkel (24)	495,199		5.46	―	―	495,199		5.46

*	Less than one percent.

(1)	The address of each of the executive officers and directors identified is c/o SMF Energy Corporation, 200 West Cypress Creek Road, Suite 400, Fort Lauderdale, Florida 33309.

(2)
Based on 8,565,667 shares of Common Stock issued and outstanding as of September 30, 2010.  Pursuant to the rules of the Securities and Exchange Commission (the “Commission”), certain shares of Common Stock which a person has the right to acquire within 60 days of September 30, 2010 pursuant to the exercise of stock options, warrants and conversion of convertible promissory notes and preferred stock, are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but not the percentage ownership of any other person.

(3)	Based on 599 shares of Series D Convertible Preferred Stock outstanding as of September 30, 2010.

(4)
This column reflects the record ownership of the listed stockholders and excludes shares that are beneficially owned by virtue of stock options, conversion rights and related parties, and is based on 8,566,266 shares of Common Stock and Series D Convertible Preferred Stock issued and outstanding as of September 30, 2010.

(5)
Includes 51,323 shares of Common Stock, 133,337 shares of Common Stock issuable upon the exercise of certain stock options, and 2,223 shares of Common Stock issuable upon the exercise of certain stock options held by Louise P. Lungaro, Mr. Gathright’s wife.  Also, Mr. Gathright has power of attorney over 112 shares that are held by Richard L. Colquette; however, these shares are not included in the “Common Stock Beneficially Owned” column as Mr. Gathright disclaims any beneficial ownership interest in these shares.

(6)	Includes 13,466 shares of Common Stock and 27,779 shares of Common Stock issuable upon the exercise of certain stock options.

(7)	Includes 3,270 shares of Common Stock and 12,224 shares of Common Stock issuable upon the exercise of certain stock options.

(8)	Includes 1,889 shares of Common Stock and 11,603 shares of Common Stock issuable upon the exercise of certain stock options.

(9)	Includes 1,000 shares of Common Stock and 9,379 shares of Common Stock issuable upon the exercise of certain stock options.

(10)	Includes 1,000 shares of Common Stock and 8,939 shares of Common Stock issuable upon the exercise of certain stock options.

(11)	Includes 1,000 shares of Common Stock and 10,908 shares of Common Stock issuable upon the exercise of certain stock options.

(12)
Includes 253,304 shares of Common Stock, 11,603 shares of Common Stock issuable upon the exercise of certain stock options and 312,000 shares of Common Stock issuable upon conversion of Series D Convertible Preferred Stock. Mr. O’ Connor is a director and shareholder of Fundamental Management Corporation, the sole general partner of Active Investors II, Ltd. and Active Investors III, Ltd., which, as of May 19, 2010, reported the beneficial ownership of a total of 402,120 shares of our Common Stock.  Mr. O’Connor disclaims any beneficial ownership interest in these shares. Robert C. Salisbury, the President of Fundamental, and Damarie Cano, the Vice President, Secretary and Treasurer of Fundamental, share sole voting and investment control over the shares.

(13)	Includes 253,304 shares of Common Stock and 312 shares of Series D Convertible Preferred Stock.

(14)
Includes 44,884 shares of Common Stock and 11,603 shares of Common Stock issuable upon the exercise of certain stock options. Mr. Picow is a director and shareholder of Fundamental Management Corporation, the sole general partner of Active Investors II, Ltd. and Active Investors III, Ltd., which, as of May 19, 2010, reported the beneficial ownership of a total of 402,120 shares of our Common Stock.  Mr. Picow disclaims any beneficial ownership interest in these shares. Robert C. Salisbury, the President of Fundamental, and Damarie Cano, the Vice President, Secretary and Treasurer of Fundamental, share sole voting and investment control over the shares.

(15)
Includes 371,136 shares of Common Stock, 239,598 shares of Common Stock issuable upon the exercise of certain stock options and 312,000 shares of Common Stock issuable upon conversion of Series D Convertible Preferred Stock.

(16)	Includes 371,136 shares of Common Stock and 312 shares of Series D Convertible Preferred Stock.

(17)
Includes 40,534 shares of Common stock and 125,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock. The address for Gabriel and Alma Elias is P.O. Box 340, 206 N. Bowman Ave., Merion Station, PA 19066.

(18)	Includes 40,434 shares of Common Stock and 125 shares of Series D Convertible Preferred Stock.

(19)
Includes 11,008 shares of Common stock and 125,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock. The address for Mr. Wittman is 20 Beacon Hill Lane, Phoenixville, PA 19460.

(20)	Includes 11,108 shares of Common Stock and 125 shares of Series D Convertible Preferred Stock.

(21)	Includes 1,130 shares of Common stock and 37,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock. The address for Mr. Bevilacqua is 127 E. Curtin St., Bellefonte, PA 16823.

(22)	Includes 1,130 shares of Common Stock and 37 shares of Series D Convertible Preferred Stock.

(23)
Does not include 495,199 shares beneficially owned by Leonid Frenkel, which are separately reported.   Triage Capital Management LP has identified Leon Frenkel as the Managing Member of Triage Capital LF Group LLC, which acts as the general partner to a general partner of Triage Capital Management, LP.  Triage disclaims beneficial ownership of the Company’s securities held by Mr. Frenkel, which are reported separately.  The address of Triage Capital Management LP is 401 City Ave., Suite 800, Bala Cynwyd, PA 19004.

(24)
Includes 85,924 shares of common stock held by Periscope Partners LP, of which Mr. Frenkel is the general partner.  Mr. Frenkel disclaims beneficial ownership of the Company’s securities held by Periscope except to the extent of his pecuniary interest therein.  Does not include 467,502 shares of common stock beneficially owned by Triage Capital Management LP, which are reported separately.  Triage Capital Management LP has identified Mr. Frenkel as the Managing Member of Triage Capital LF Group LLC, which acts as the general partner to a general partner of Triage Capital Management, LP.  Mr. Frenkel disclaims beneficial ownership of the Company’s securities held by Triage except to the extent of his pecuniary interest therein.  Mr. Frenkel’s address is 1600 Flat Rock Road, Penn Valley, PA 19072.

Changes in Control

The Company knows of no arrangement or events, the occurrence of which may result in a change in control.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company for services rendered to the Company for the fiscal years ended June 30, 2010 and 2009. These three executive officers are referred to as the “named executive officers” in this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($) (1)	Total ($)
Richard E. Gathright,	2010	323,000	-0-	-0-	-0-	-0-	-0-	12,000	335,000
Chairman of the Board,	2009	323,000	-0-	-0-	-0-	-0-	-0-	12,000	335,000
CEO and President

Michael S. Shore,	2010	212,154	-0-	-0-	-0-	-0-	-0-	12,000	224,154
CFO, Senior V.P. and Treasurer	2009	200,307	-0-	-0-	-0-	-0-	-0-	12,000	212,307

L. Patricia Messenbaugh,	2010	161,769	-0-	-0-	-0-	-0-	-0-	7,415	169,184
Vice President, Finance and	2009	160,000	-0-	-0-	-0-	-0-	-0-	7,200	167,200
Accounting, Chief Accounting
Office and Principal Accounting
Officer

(1)	The amounts in this column reflect the annual automobile allowance provided to each of the named executive officers.

The Company strives to attract, motivate, and retain high-quality executives by providing total compensation that is performance-based and competitive within the labor market in which the Company competes for executive talent.  The Company’s compensation program is intended to align the interests of management with the interests of stockholders by linking pay with performance, thereby incentivizing performance and furthering the ultimate objective of improving stockholder value.

Base salary amounts are required to be reviewed annually.  The Compensation Committee sets the base salary level of the Company’s Chief Executive Officer, and, based on input from the Chief Executive Officer, of the other executive officers.  In the absence of specific action by the Compensation Committee increasing or decreasing the salary of one or more executive officers, the Compensation Committee has determined that, beginning in 2011, executive officers will receive 3% annual increases in their base salaries.

Richard E. Gathright.  Under the Chief Executive Officer’s employment agreement, which was amended and restated on September 23, 2010 to reflect changes in tax regulations, Mr. Gathright has a minimum annual base salary of $373,000, which salary may be increased if the Compensation Committee determines an increase is warranted under the circumstances.  After the 2010 restatement, Mr. Gathright’s agreement continues to provide that 10% of the Company’s annual pretax profits be set aside in a bonus pool to be allocated among the Company’s officers as may be recommended by Mr. Gathright and as ultimately determined by the Board, in its sole discretion.  If the Company does not achieve positive pre-tax earnings for any fiscal year, no bonus pool is established for that year.  While the agreement requires that the entire bonus pool be allocated each year that the Company earns a pre-tax profit and the Company made a pre-tax profit of $497,000 in fiscal 2010, Mr. Gathright waived his right to require the establishment and payment of the bonus pool for fiscal 2010.

When Mr. Gathright’s employment agreement was amended in 2010 to reflect changes in regulations promulgated under Section 409A of the Internal Revenue Code since the time the agreement was last amended, the Compensation Committee determined that it was also appropriate at that time to raise his base salary, as set forth in the agreement, from $323,000 to $373,000, his first salary increase since 2005 and only his second salary increase since he joined the Company in 2000.  The Compensation Committee determined that it was fair and reasonable and in the Company’s interests to grant that increase to Mr. Gathright because of his diligence, loyalty and dedication to the Company, including but not limited to his work in completing the Company’s June 2009 recapitalization, his assumption of additional duties since the departure of the Company former Senior Vice President, Corporate Planning and Fleet Operations, and his initiation of timely cost cutting measures in 2008 in response to the impact of the recessionary economy, all of which led to the substantially improved financial performance of the Company in fiscal 2010.

If Mr. Gathright’s employment agreement is terminated by the Company without cause or he voluntarily resigns for good reason, as those terms are defined in the agreement, Mr. Gathright would receive a severance payment equal to the greater of all base salary payable through the remaining term of the Agreement or eighteen months base salary.  At the end of fiscal 2010, the greater amount would be the eighteen months salary, or $484,500.  After his September 2010 salary increase, that amount would be $559,500.  The agreement provides that the severance payment, which may be paid in a lump sum or ratably over the term on which the payment was calculated, as the Company elects, is subject to the limitations on severance payments imposed by the American Jobs Creation Act of 1986 and Section 409A of the Internal Revenue Code.  If the agreement is terminated for cause, Mr. Gathright would not be entitled to the severance payments specified in the Agreement.  Termination of the agreement on account of Mr. Gathright’s death or disability is treated as a termination without cause so the total severance payments would be $559,500 in either event.

On May 24, 2010, the Compensation Committee determined that it was necessary and appropriate to increase the salary of Michael Shore and L. Patricia Messenbaugh, effective May 24, 2010. By letter agreement dated February 7, 2002, the Company and Mr. Shore agreed to his employment as the Company’s Chief Financial Officer, Senior Vice President and Treasurer. The letter agreement also provides that the Company will give Mr. Shore six months notice prior to terminating his employment without cause and that Mr. Shore will give a corresponding six month notice to the Company prior to any resignation.  Effective May 24, 2010, Mr. Shore’s base salary was increased from $210,000 per annum to $238,000.  The Company therefore estimates its liability for terminating Mr. Shore’s employment at the end of fiscal 2010 would have been approximately $129,500, comprised of $119,000 for six months salary, $6,000 in auto allowance, $3,250 in employer health insurance contributions (based on an average of $550 per month over a 6 month period) and $1,250 in miscellaneous employee benefits (based on a $2,500 annual estimate of such benefits).  Mr. Shore’s entitlement to receive such payments and compensation would, however, require him to continue to provide services as a full time employee for the six month period unless the Company declines to accept those services

By letter agreement dated April 6, 2007, the Company and Ms. Messenbaugh agreed to her employment as the Company’s Vice President of Finance and Accounting.  Effective May 24, 2010, Mr. Messenbaugh’s base salary was increased from $160,000 per annum to $183,000.

The Company has no agreements with any of its named executive officers or with any other person that would require the Company to make any payments or provide any other consideration in the event of a transaction or other event resulting in a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to outstanding stock options held by the named executive officers as of the fiscal year ending June 30, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard E. Gathright,	111,113	111,113	2.475	12/21/2010	0	0	0	0
Chairman of the Board,	5,556	5,556	2.475	10/12/2014
CEO and President	13,334	16,668	2.475	10/8/2017

Michael S. Shore,	13,334	13,334	2.475	2/12/2012	0	0	0	0
CFO, Senior V.P. and	5,556	5,556	2.475	10/12/2014
Treasurer	7,112	8,889	2.475	10/8/2017

L. Patricia Messenbaugh,	10,001	10,001	2.475	4/18/2017	0	0	0	0
Vice President, Finance	1,334	2,223	2.475	10/8/2017
and Accounting, Chief
Accounting Office and
Principal Accounting
Officer

Retirement Plans

The Company does not provide any of its executive officers with pension benefits, deferred compensation or other similar plans other than a tax qualified 401(k) defined contribution plan in which an executive officer is able to participate on the same terms as those generally offered to other employees, including any plan qualification rules that could such limit or prohibit such participation by highly compensated employees.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee Directors during the fiscal year ended June 30, 2010.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Wendell R. Beard	24,000	(3)	0	929	0	0	132	25,061
Steven R. Goldberg	24,000	(4)	0	929	0	0	119	25,048
Nat Moore	24,000	(5)	0	929	0	0	0	24,929
Larry S. Mulkey	8,000		0	929	0	0	220	9,149
C. Rodney O’Connor	8,000		0	929	0	0	0	8,929
Robert S. Picow	8,000		0	929	0	0	0	8,929

(1)
The amounts in this column reflect the aggregate grant date fair value under SFAS 123(R) of awards made during the fiscal year ended June 30, 2010.  The assumptions we use in calculating these amounts are discussed in Note 2 – Summary of Significant Accounting Policies on Stock-Based Compensation to the Consolidated Financial Statements included in the Company’s Form 10-K for the years ended June 30, 2010 and 2009.  The aggregate number of outstanding option awards for each director as of June 30, 2010, was as follows:  Mr. Beard – 11,603 options; Mr. Goldberg – 9,379 options; Mr. Moore – 8,939 options; Mr. Mulkey – 10,908 options; Mr. O’Connor – 11,603 options; and Mr. Picow – 11,603 options.

(2)	This column represents reimbursable out-of-pocket expenses incurred in connection with activities as a Director.
(3)	Includes a $4,000 payment per quarter for management consultation and oversight duties as liaison between management and the other non-employee directors.
(4)	Includes a $4,000 payment per quarter for duties as the Chairman of the Audit Committee.
(5)	Includes a $2,500 payment per quarter for duties as the Chairman of the Compensation Committee and a $1,500 payment per quarter as Chairman of the Nominating & Corporate Governance Committee.

During the fiscal year ended June 30, 2010, the Company compensated each non-employee director with a director’s fee of $2,000 per quarter.  Beginning with fiscal year 2011, the Company will compensate each non-employee director with a director’s fee of $5,000 per quarter.   In addition, the Company’s directors are reimbursed for any out-of-pocket expense incurred by them for attendance at meetings of the Board of Directors or committees thereof.  The Chairman of the Audit Committee received an additional fee of $4,000 per quarter and the Chairmen of the Compensation and Nominating and Corporate Governance Committees received additional fees of $2,500 and $1,500 per quarter, respectively.

As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and additional new SEC requirements, the Board of Directors is facing significant new duties and responsibilities in fiscal year 2011, which are expected to increase further as the SEC implements additional parts of the Dodd-Frank Act.  In recognition of those increased responsibilities, the Board divided the Nominating and Corporate Governance Committee into separate Nominating and Corporate Governance Committees.  See “Corporate Governance – Meetings and Committees of the Board of Directors.”  Accordingly, beginning with fiscal year 2011, the Compensation Committee increased the fees payable to non-employee directors generally by $3,000 per quarter, and determined to provide the Chairman of the Compensation Committee with an additional fee of $1,500 per quarter, the Chairman of the Corporate Governance Committee with an additional fee of $1,000 per quarter, and the Chairman of the Nominating Committees with an additional fee of $1,000 per quarter.

Each non-employee who served as a member of the Company’s Board of Directors as of May 10, 2001, the effective date of the 2001 Directors Stock Option Plan (the “2001 Directors Plan received a fully vested option to purchase 4,445 shares of stock at an exercise price equal to the Fair Market Value (as determined under the 2001 Directors Plan) of a share of stock on the Grant Date.  In addition, on the last day of each fiscal quarter until and including December 31, 2009, each non-employee director received an additional grant of an option to purchase 334 shares at an exercise price equal to the Fair Market Value (as determined under the 2001 Directors Plan) of a share of stock on the Grant Date.  Prior to March 31, 2007, the grant was 162 shares (as adjusted for the Company’s reverse stock split).  Non-employee directors did not receive any equity grants for the fiscal quarters ended March 31, 2010 and June 30, 2010.

On December 10, 2009, the Company’s stockholders approved the adoption of the Company’s 2009 Equity Incentive Plan (the “Plan”).  The Plan authorizes the Compensation Committee (the “Committee”) to grant to eligible participants, including officers, directors, employees and certain consultants to the Company, (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be denominated in shares of the Company’s Common Stock, cash or a combination thereof), and (v) supplemental cash payments (collectively, “Awards”).  Any of the Awards may be conditioned upon the achievement of stated performance objectives, as selected by the Committee, vesting after the completion of a stated period of service with the Company, or both.  Under the Plan, the Committee may also waive any conditions or restrictions on Awards, in whole or in part, based on performance or such other factors as it determines, in its sole discretion.

On September 23, 2010, the Committee determined that it was reasonable and appropriate to adopt an equity compensation program for the Company’s executive officers under the Plan that would include the grant of shares of restricted stock.  On that date, the Committee resolved that it would make grants of restricted stock under the Plan every fiscal year to such of the Company’s officers as may be recommended by the Chief Executive Officer, subject to such terms and conditions as the Committee determines to be reasonable and appropriate under the circumstances in light of the performance of the individual officers and the performance of the Company generally.  The Committee declared its intention that, unless otherwise determined by the Committee at the time of grant, such Awards of restricted stock would vest at the rate of 25% per year.  The Committee may include conditions on Awards of restricted stock that require the recipients to retain the stock for a period of time in order to better align their interests with those of the Company.  In order to prevent the officers from being unfairly burdened by the tax burden from vesting of the restricted stock, however, the Committee determined that it would require the officers receiving Awards of restricted stock to enter into a non-discretionary trading plan under Securities Exchange Act Rule 10b5-1 that would require the sale at the time of vesting of only the shares needed to cover that tax burden.

On September 23, 2010, the Committee also determined to make an Award of restricted stock under the Plan to Richard E. Gathright, the Company’s President, Chief Executive Officer and Chairman of the Board.  In light of the pending expiration of Mr. Gathright’s stock options on December 21, 2010, the Committee determined that it was reasonable and appropriate to grant 31,500 shares of restricted stock to Mr. Gathright that would vest on that date.  The Committee also resolved to make an additional cash payment to Mr. Gathright equal to 50% of the value of the shares on the date of vesting, based on the Nasdaq Official Closing Price of the Common Stock on the date of vesting in order to encourage Mr. Gathright to retain the stock award after vesting instead of selling a portion to pay the taxes on the Award.  The Committee also declared its intent to make similar grants of restricted stock to Mr. Gathright for future years in order to increase his stock ownership and strengthen the alignment of his interests with those of the Company’s stockholders.

Finally, the Committee also determined that it was reasonable and appropriate to commence a program of making stock grants under the Plan to the non-employee members of the Board of Directors in lieu of the Company’s historical practice of quarterly stock option grants to those directors.  The Committee resolved that, beginning with fiscal year 2011, in order to better align the interests of the non-employee directors with those of the Company’s stockholders and to provide additional non-cash compensation to the non-employee directors commensurate with their increased duties and responsibilities, each non-employee director will receive an automatic grant of 1,000 shares of restricted stock under the Plan on the last day of each fiscal quarter of the Company.  The Committee determined that, in light of the limitations imposed by law and by the Company’s insider trading policy on any sale of stock by the non-employee directors, it was reasonable and appropriate to waive any restrictions on these quarterly Awards upon delivery of the shares to non-employee directors, and to make an additional cash payment equal to 50% of the value of the shares to such director valued at the closing price of the Common Stock on Nasdaq on the date of issuance in order to encourage the directors to hold on to the stock rather than selling all or a portion thereof to pay taxes due therefor.

Securities Authorized for Issuance under Equity Compensation Plans

EQUITY COMPENSATION PLAN INFORMATION AT JUNE 30, 2010

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation	2000 Employee Stock Option Plan – 330,752	$2.463	-0-
plans approved by	2001 Directors Stock Option Plan – 85,777	$6.905	-0-
security holders	2009 Equity Incentive Plan – 2,004	$1.400	897,996
Equity compensation plans not approved by security holders	Not Applicable	Not Applicable	Not Applicable
Total	418,533	$3.368	897,996

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

STOCKHOLDER PROPOSALS

Stockholders interested in having a proposal included in the Company’s proxy statement and presented for consideration at our 2011 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws.  Stockholder proposals must be submitted, in writing, to the Corporate Secretary of the Company at 200 West Cypress Road, Suite 400, Fort Lauderdale, Florida 33309.  To be eligible for inclusion in our proxy statement and form of proxy relating to the 2011 annual meeting, our Corporate Secretary must receive stockholder proposals no later than September 6, 2011.  If the date of the 2011 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the December 10, 2010 annual meeting, any such proposal must be submitted no earlier than the 120th day prior to the 2011 annual meeting and no later than the close of business on the later of the 90th day prior to the 2011 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  You can obtain a copy of the Company’s Bylaws by writing to the Corporate Secretary at the address stated above.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors

LOUISE P. LUNGARO
Secretary

Ft. Lauderdale, Florida
October 22, 2010

ANNUAL MEETING OF STOCKHOLDERS OF

SMF ENERGY CORPORATION

December 10, 2010

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER ____________

TELEPHONE – Call toll-free 1-800PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number show on your proxy card.
ACCOUNT NUMBER ____________

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on December 10, 2010.
The Company’s Notice and Proxy Statement are available at http://www.mobilefueling.com/proxystatements.htm.
The Company’s Annual Report to Stockholders for the year ended June 30, 2010 is available at http://www.mobilefueling.com/annualreports.htm.

âPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internetâ
-------------------------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.  PLEASE SIGN,
DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

NOMINEES:
О WENDELL R. BEARD
О RICHARD E. GATHRIGHT
О STEVEN R. GOLDBERG
О NAT MOORE
О LARRY S. MULKEY
О C. RODNEY O’CONNOR
О ROBERT S. PICOW

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY
    FOR ALL NOMINEES

☐ FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here. ●

2. TO RATIFY OF THE APPOINTMENT OF GRANT THORNTON LLP AS SMF ENERGY CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

☐    FOR             ☐   AGAINST           ☐   ABSTAIN

3.   IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

☐    FOR             ☐   AGAINST           ☐   ABSTAIN

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.  NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

To change the address on your account, please check the box and indicate your new address in the address space to the right.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐
NEW ADDRESS:

Signature of Stockholder:___________________Date:__________Signature of Stockholder:__________________Date: __________

NOTE:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

SMF ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SMF ENERGY CORPORATION

The undersigned hereby appoints Richard E. Gathright and Michael S. Shore, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote as designated on the reverse side of this form, all the shares of Common Stock of SMF Energy Corporation held of record by the undersigned on October 15, 2010, at the Annual Meeting of Stockholders to be held on December 10, 2010 at 9:30 a.m. local time at the Sheraton Suites Cypress Creek located at 555 NW 62nd Street, Fort Lauderdale, Florida, or any adjournment or postponement of such meeting.  You may obtain directions to the meeting by contacting us at (954) 308-4175.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on the reverse side)